EXHIBIT 107

Calculation of Filing Fee Tables

(Form Type)

MIDNIGHT GAMING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock		5,000,000	5.00	25,000,000	0.0001531	3,827.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts				5.00	25,000,000	0.0001531	3,827.50
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							3,827.50

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457 (b) and 0-11(a)(2)
Fees Offset Claims
Fees Offset Sources
Rule 457(p)
Fee Offset Claims
Fees Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

(1) The registration fee has been calculated in accordance with Section 6(b) of the Securities Act of 1933, as amended, and Rule 457 thereunder, based on the current SEC filing fee rate of $153.10 per $1,000,000 of the proposed maximum aggregate offering price. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which states explicitly that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.